Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-137397, No. 333-119271 and No. 333-118090) of Steel Excel, Inc. of our report dated April 1, 2013, relating to the consolidated financial statements of iGo, Inc. and subsidiaries as of and for the year ended December 31, 2012, appearing in this Form 8-K/A of Steel Excel, Inc. dated October 21, 2013.
/s/ Moss Adams LLP
Scottsdale, Arizona
October 21, 2013